Exhibit 99.2
Unaudited Pro Forma Condensed Combined Financial Statements
On November 1, 2012, C.H. Robinson Worldwide, Inc. ("C.H. Robinson") completed the acquisition of all of the issued and outstanding shares of Phoenix International Freight Services, Ltd. ("Phoenix") for $571.5 million in cash and approximately $60.2 million in newly-issued shares of common stock of C.H. Robinson, plus an additional $45.6 million in cash representing the closing date preliminary Phoenix cash and working capital adjustment, in accordance with the purchase agreement.
The following Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the historical financial statements and accompanying notes of C.H. Robinson included in its Annual Report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the six months ended June 30, 2012, the historical audited financial statements and accompanying notes of Phoenix for the twelve months ended June 30, 2012 included in this Form 8-K/A, and the Current Report on Form 8-K dated October 16, 2012 regarding the disposition of T-Chek Systems, Inc. ("T-Chek"), a wholly owned subsidiary of C.H. Robinson, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 18, 2013.
The Unaudited Pro Forma Condensed Combined Balance Sheet combines historical balance sheets, giving effect to the acquisition as if it had occurred on June 30, 2012. The unaudited Pro Forma Combined Statements of Operations reflect the combined results of operations as if the disposition of T-Chek and acquisition of Phoenix had occurred at the beginning of C.H. Robinson's 2011 fiscal year.
The allocation of acquisition purchase price used to prepare the unaudited pro forma financial information is based on a preliminary valuation of assets acquired and liabilities assumed. Accordingly, the pro forma purchase price adjustments are preliminary, mainly with respect to certain working capital accounts, taxes and goodwill, and are subject to further adjustments as additional information becomes available and as additional analysis is performed. The preliminary pro forma purchase price adjustments have been made for the purposes of providing the Unaudited Pro Forma Financial Statements included herewith. A final determination of these fair values will include management's consideration of a valuation prepared by an independent valuation specialist. This valuation is based on the actual net tangible and intangible assets of Phoenix that exist as of the closing date of the transaction. We do not expect any revisions to the preliminary allocation of purchase price to have a material impact on the pro forma financial statements. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition.
The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only and are not necessarily indicative of results that would have occurred had the acquisition been completed as of the dates indicated. In addition, the Unaudited Pro Forma Financial Information does not purport to be indicative of the future financial position or operating results of the combined operations. There were no material transactions between C.H. Robinson and Phoenix during the periods presented in the Unaudited Pro Forma Condensed Combined Financial Statements that would need to be eliminated.

C.H. Robinson Worldwide, Inc.
Pro Forma Condensed Combined Balance Sheet
(Unaudited, in thousands)
As of June 30, 2012

	Historical				Historical
	C.H. Robinson	T-Chek Adjustments		Sub-total	Phoenix	Phoenix Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$240,627	$263,952	3r	$504,579	$67,706	$(444,122)	3a	$127,982
						(181)	3h
Receivables, net	1,415,390	(51,406)	3s	1,363,984	119,716	—		1,483,700
Deferred tax asset	6,743	—		6,743	978	—		7,721
Prepaid expenses and other	44,841	(1,430)	3s	43,411	1,275	—		44,686
Total current assets	1,707,601	211,116		1,918,717	189,675	(444,303)		1,664,089
Property and equipment, net	132,255	(2,431)	3s	129,824	13,235	(1,911)	3h	145,648
						4,500	3e
Goodwill	359,372	—		359,372	5,776	431,945	3c	797,093
Intangible and other assets, net	40,771	(16,871)	3s	23,900	2,363	130,000	3d	166,795
						10,552	3j
						(20)	3h
Total assets	$2,239,999	$191,814		$2,431,813	$211,049	$130,763		$2,773,625

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable and outstanding checks	$834,692	$(89,354)	3s	$745,338	$37,376	$(3)	3h	$782,711
Current maturities of Long-term debt	—	—		—	891	173,000	3a	173,087
						(804)	3g
Accrued expenses	114,649	(7,839)	3s	214,165	12,133	8,000	3f	234,298
		379	3t
		106,976	3u
Total current liabilities	949,341	10,162		959,503	50,400	180,193		1,190,096

Long term liabilities	12,468	—		12,468	1,010	(664)	3g	71,536
						48,170	3i
						10,552	3j
Total liabilities	961,809	10,162		971,971	51,410	238,251		1,261,632

Stockholders’ investment:
Common stock	16,217	—		16,217	39	111	3b	16,328
						(39)	3g
Retained earnings	1,957,462	181,652	3v	2,139,114	144,817	(144,817)	3g	2,131,114
						(8,000)	3f
Additional paid-in capital	206,846	—		206,846	10,100	(10,100)	3g	266,886
						60,040	3b
Accumulated other comprehensive (loss) income	(11,745)	—		(11,745)	2,193	(2,193)	3g	(11,745)
Treasury stock	(890,590)	—		(890,590)	—	—		(890,590)
Non-controlling interest	—	—		—	2,490	(2,490)	3h	—
Total Stockholders’ investment	1,278,190	181,652		1,459,842	159,639	(107,488)		1,511,993
Total liabilities and stockholders’ investment	$2,239,999	$191,814		$2,431,813	$211,049	$130,763		$2,773,625

C.H. Robinson Worldwide, Inc.
Pro Forma Condensed Combined Statements of Operations (Unaudited)
For the Sixth Months Ended June 30, 2012
(in thousands, except for per share amounts)

	Historical				Historical
	C.H. Robinson	T-Chek Adjustments		Sub-total	Phoenix	Phoenix Adjustments		Pro Forma Combined
REVENUES:
Transportation	$4,653,602	$—		$4,653,602	$406,608	$—		$5,060,210
Sourcing	822,327	—		822,327	—	—		822,327
Payment Services	31,899	(26,129)	3w	5,770	—	—		5,770
Total revenues	5,507,828	(26,129)		5,481,699	406,608	—		5,888,307
COSTS AND EXPENSES:
Purchased transportation and related services	3,917,380	—		3,917,380	338,300	(14,612)	3q	4,241,068
Purchased products sourced for resale	750,179	—		750,179	—	—		750,179
Personnel expenses	360,622	(7,706)	3w	352,916	—	(5,080)	3l	394,016
						46,180	3q
Other selling, general, and administrative expenses	125,188	(5,926)	3w	119,262	50,075	8,133	3k	146,145
						168	3o
						75	3e
						(31,568)	3q
Total costs and expenses	5,153,369	(13,632)		5,139,737	388,375	3,296		5,531,408
Income from operations	354,459	(12,497)		341,962	18,233	(3,296)		356,899
Investment and other income (expense)	900	(22)	3w	878	(1,662)	(1,275)	3m	(1,945)
						114	3h
Income before provision for income taxes	355,359	(12,519)		342,840	16,571	(4,457)		354,954
Provision for income taxes	134,277	(4,707)	3x	129,570	4,909	(523)	3p	133,956
Net income	$221,082	$(7,812)		$213,270	$11,662	$(3,934)		$220,998
Basic net income per share	$1.36			$1.31				$1.35
Diluted net income per share	$1.36			$1.31				$1.35
Basic weighted average shares outstanding	162,290			162,290		1,108	3n	163,398
Dilutive effect of outstanding stock awards	353			353		—		353
Diluted weighted average shares outstanding	162,643			162,643		1,108		163,751

C.H. Robinson Worldwide, Inc.
Pro Forma Condensed Combined Statements of Operations (Unaudited)
For the Year Ended December 31, 2011
(in thousands, except for per share amounts)

	Historical				Historical
	C.H. Robinson	T-Chek Adjustments		Sub-total	Phoenix	Phoenix Adjustments		Pro Forma Combined
REVENUES:
Transportation	$8,740,524	$—		$8,740,524	$803,358	$—		$9,543,882
Sourcing	1,535,528	—		1,535,528	—	—		1,535,528
Payment Services	60,294	(49,260)	3w	11,034	—	—		11,034
Total revenues	10,336,346	(49,260)		10,287,086	803,358	—		11,090,444
COSTS AND EXPENSES:
Purchased transportation and related services	7,296,608	—		7,296,608	666,697	(29,028)	3q	7,934,277
Purchased products sourced for resale	1,407,080	—		1,407,080	—	—		1,407,080
Personnel expenses	696,233	(13,829)	3w	682,404	—	(4,060)	3l	761,581
						83,237	3q
Other selling, general, and administrative expenses	243,695	(10,862)	3w	232,833	87,071	16,265	3k	282,439
						329	3o
						150	3e
						(54,209)	3q
Total costs and expenses	9,643,616	(24,691)		9,618,925	753,768	12,684		10,385,377
Income from operations	692,730	(24,569)		668,161	49,590	(12,684)		705,067
Investment and other income (expense)	1,974	(25)	3w	1,949	3,473	(2,574)	3m	3,068
						220	3h
Income before provision for income taxes	694,704	(24,594)		670,110	53,063	(15,038)		708,135
Provision for income taxes	263,092	(9,295)	3x	253,797	15,717	(1,842)	3p	267,672
Net income	$431,612	$(15,299)		$416,313	$37,346	$(13,196)		$440,463
Basic net income per share	$2.63			$2.54				$2.67
Diluted net income per share	$2.62			$2.53				$2.66
Basic weighted average shares outstanding	164,114			164,114		1,108	3n	165,222
Dilutive effect of outstanding stock awards	627			627		—		627
Diluted weighted average shares outstanding	164,741			164,741		1,108		165,849

C.H. Robinson Worldwide, Inc.
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Note 1. Basis of Presentation

The unaudited Pro Forma Condensed Combined Balance Sheet combines historical balance sheets, giving effect to the disposition of T-Chek Systems, Inc. (“T-Chek”) and acquisition of Phoenix International Freight Services, Ltd. ("Phoenix") as if they had occurred on June 30, 2012. The unaudited Pro Forma Condensed Combined Statements of Operations reflects the combined results of operations as if the disposition and acquisition had occurred at the beginning of C.H. Robinson Worldwide, Inc.'s ("C.H. Robinson") 2011 fiscal year. Certain items in the historical financial statements of Phoenix have been reclassified to conform to C.H. Robinson's financial reporting presentation. There have been no changes in historical operating income or historical net income for any period as a result of these conforming changes.
The historical results of Phoenix for the six months ended June 30, 2012 and for the twelve months ended December 31, 2011 are adjusted to conform the Phoenix June 30 year-end basis to C.H. Robinson's December 31 year-end basis and for certain accounting classification conformity adjustments. Phoenix’s historical operating results have been derived from the combination of Phoenix’s quarterly historical operating results for the periods presented as follows:

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	12 Months Ended	Quarter Ended	Quarter Ended	6 Months Ended
	3/31/2011	6/30/2011	9/30/2011	12/31/2011	12/31/2011	3/31/2012	6/30/2012	6/30/2012
REVENUES	$160,141	$252,061	$197,198	$193,958	$803,358	$183,200	$223,408	$406,608
COSTS AND EXPENSES:
Purchased transportation and related services	125,844	201,528	155,596	154,701	637,669	146,319	177,369	323,688
Personnel expenses	18,794	24,630	19,798	20,015	83,237	19,681	26,499	46,180
Other selling, general, and administrative expenses	7,673	8,958	8,031	8,200	32,862	8,676	9,831	18,507
Total costs and expenses	152,311	235,116	183,425	182,916	753,768	174,676	213,699	388,375
Income from operations	$7,830	$16,945	$13,773	$11,042	$49,590	$8,524	$9,709	$18,233

The allocation of purchase price used to prepare the unaudited pro forma financial information is based on a preliminary valuation of assets acquired and liabilities assumed. Accordingly, the pro forma purchase price adjustments are preliminary, mainly with respect to certain working capital accounts, taxes and goodwill, and are subject to further adjustments as additional information becomes available and as additional analysis is performed. The preliminary pro forma purchase price adjustments have been made for the purposes of providing the Unaudited Pro Forma Financial Statements presented above. A final determination of these fair values will include management's consideration of a valuation prepared by an independent valuation specialist. This valuation is based on the actual net tangible and intangible assets of Phoenix that exist as of the closing date of the transaction. We do not expect any revisions to the preliminary allocation of purchase price to have a material impact on the pro forma financial statements. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the acquisition.

Note 2. Purchase Price Allocation

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the allocation of the preliminary purchase price to identifiable net assets acquired with the excess recorded as goodwill. The purchase price allocation in these Unaudited Pro Forma Combined Financial Statements is based upon a purchase price of $571.5 million in cash and approximately $60.2 million in newly-issued shares of common stock of C.H. Robinson, plus an additional $45.6 million in cash representing the closing date preliminary estimated Phoenix cash and working capital adjustment, in accordance with the purchase agreement. The preliminary purchase price was allocated based on preliminary estimated fair values as of June 30, 2012 (in thousands):

Cash & cash equivalents	$67,525
Receivables, net of allowance for doubtful accounts	119,716
Deferred tax asset	978
Prepaid expenses and other	1,275
Property and equipment, net	15,824
Intangible and other assets	12,895
Identifiable intangible assets	130,000
Goodwill	437,721
Total assets	785,934

Accounts payable	(37,373)
Long-term debt	(87)
Accrued expenses	(12,133)
Long term liabilities	(59,068)
Net assets acquired	$677,273

Preliminary identifiable intangible assets and estimated useful lives are as follows (dollars in thousands):

	Life (years)	Amount
Customer relationships	8	$129,800
Noncompete agreements	5	200
Total identifiable intangible assets		$130,000

Note 3. Adjustments

a.	Represents cash adjustment as follows (in millions):

Cash paid for acquisition	$571.5
Preliminary Phoenix cash and working capital adjustment	45.6
Borrowing from new credit agreement	(173.0)
Total	$444.1

b.	Stockholders' investment is adjusted to reflect approximately $60.2 million in newly-issued C.H. Robinson common stock, which represents approximately 1.1 million shares ($ .10 par value).

c.
Represents eliminating goodwill of $5.8 million on the historical, pre-acquisition books of Phoenix and adding $437.7 million reflecting an estimate of the excess of the purchase price paid over the estimated fair value of Phoenix assets and liabilities as of June 30, 2012.

d.	Represents estimated identifiable intangible assets of $130.0 million reflecting preliminary valuation of customer relationships and noncompete agreements related to the Phoenix business.

e.
Represents an increase of $4.5 million to reflect the preliminary valuation of estimated fair value of the Phoenix property and equipment and is expected to be depreciated over a weighted average life of approximately 30 years. Adjustment to other selling, general and administrative expenses of $0.1 million for the six months ended June 30, 2012 and $0.2 million for the year ended December 31, 2011 reflects additional depreciation.

f.
Represents estimated transaction costs of $8.0 million for one-time investment banking, legal, and professional fees as a result of the acquisition for C.H. Robinson. Certain costs are presented net of tax as they are believed to be deductible. Additionally, these estimated costs are not reflected in the pro-forma condensed combined statement of operations as they are nonrecurring charges.

g.	Represents the elimination of the Phoenix equity accounts and certain long-term debt not included in the acquisition.

h.	Represents the elimination of the Phoenix variable interest entities not included in the acquisition.

i.
Represents deferred tax liabilities established for book and tax basis differences of the finite-lived intangible assets of $46.8 million and the revaluation of property and equipment of $1.6 million, which are amortizable for book purposes but not for tax. These are off-set by a reversal of deferred taxes associated with Phoenix goodwill of $0.2 million.

j.	Represents an indemnification asset and related liability resulting from the acquisition of Phoenix in accordance with the purchase agreement.

k.	Represents estimated amortization expense of $8.1 million for the six months ended June 30, 2012 and $16.3 million for the year ended December 31, 2011 for identifiable intangible assets.

l.
Represents reduction in personnel expenses for contractual changes in compensation for Phoenix executives, whereas the founder / executive chairman retired and three other executives entered into new employment arrangements with C.H. Robinson as part of the purchase agreement.

m.
Represents incremental interest expense on borrowings used to complete the acquisition of $1.3 million for the six months ended June 30, 2012 and $2.6 million for the year ended December 31, 2011, using a weighted average rate of 1.25 percent. A one-fourth percentage point increase in the interest rate on variable rate borrowings would increase the pro forma interest adjustment by $0.2 million and $0.4 million, respectively.

n.	Represents an increase of weighted average shares outstanding based on 1.1 million of newly-issued shares of common stock of C.H. Robinson included as part of purchase price consideration.

o.	Represents additional rent expense as a result of entering into lease arrangements with entities excluded from the acquisition.

p.
Represents the pro forma tax effect of the Phoenix acquisition pro forma adjustments based upon the C.H. Robinson historical consolidated effective tax rate. This does not reflect the Phoenix effective tax rate and does not take into account any historical or possible future tax events that may have an impact.

q.	Represents an adjustment to conform with C.H. Robinson's historical financial reporting presentation of all personnel expenses on a separate line item.

r.	Represents cash adjustment as follows (in millions):

T-Chek cash sold at June 30, 2012	$(38.5)
Cash received from disposition	302.5
Total	$264.0

s.	Represents the elimination of assets and liabilities transferred to EFS in the disposition of T-Chek as if the T-Chek sale had occurred on June 30, 2012.

t.
Represents transaction costs for one-time legal and professional fees as a result of the disposition of T-Chek. The costs are not reflected in the pro forma condensed combined statement of operations as they are nonrecurring charges.

u.	Represents estimated taxes on the gain from disposition of T-Chek based upon the C.H. Robinson historical consolidated effective tax rate.

v.	Represents estimated gain on the disposition of T-Chek, which is reflective of estimated income taxes to be incurred on the transaction.

w.
Represents the elimination of the financial results of operations amounts associated with the disposition of T-Chek as if it occurred on January 1, 2011. The remaining Payment Services revenue of $5.8 million and $11.0 million for the six months ended June 30, 2012 and twelve months ended December 31, 2011, respectively, are retained in the pro forma financial statements as we expect to generate payment services revenues from the cash advance option we continue to offer our contracted carriers at a rate of approximately $3.0 million per quarter.

x.	Represents the pro forma tax effect of the T-Chek disposition pro forma adjustments based upon the C.H. Robinson historical consolidated effective tax rate.